As filed with the Securities and Exchange Commission on February 7, 2005
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   EMTEC, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                         87-0273300
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               572 WHITEHEAD ROAD
                            TRENTON, NEW JERSEY 08610
                    (Address of Principal Executive Offices)

                       EMTEC, INC. 1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 JOHN P. HOWLETT
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                   EMTEC, INC.
                               572 WHITEHEAD ROAD
                            TRENTON, NEW JERSEY 08610
                                 (609) 528-8500
            (Name, Address and Telephone Number of Agent for Service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE


-------------------------------- -------------------- ----------------------- ------------------------ ----------------------
         TITLE OF EACH                                       PROPOSED                PROPOSED
      CLASS OF SECURITIES             AMOUNT TO          MAXIMUM OFFERING        MAXIMUM AGGREGATE           AMOUNT OF
     TO BE REGISTERED (1)           BE REGISTERED      PRICE PER SHARE (4)        OFFERING PRICE         REGISTRATION FEE
-------------------------------- -------------------- ----------------------- ------------------------ ----------------------

-------------------------------- -------------------- ----------------------- ------------------------ ----------------------
Common Stock, par value
   $0.01 per share...........    152,406 shares (2)            $1.03             $   156,978.18              $  18.48
-------------------------------- -------------------- ----------------------- ------------------------ ----------------------
Common Stock, par value
   $0.01 per share...........     39,712 shares (2)            $1.00            $     39,712.00             $    4.67
-------------------------------- -------------------- ----------------------- ------------------------ ----------------------
Common Stock, par value
   $0.01 per share...........     30,000 shares (2)            $0.55            $     16,500.00             $    1.94
-------------------------------- -------------------- ----------------------- ------------------------ ----------------------
Common Stock, par value
   $0.01 per share...........    136,000 shares (2)            $0.29            $     39,440.00             $    4.64
-------------------------------- -------------------- ----------------------- ------------------------ ----------------------
Common Stock, par value
   $0.01 per share...........     30,000 shares (2)            $0.44            $     13,200.00             $    1.55
-------------------------------- -------------------- ----------------------- ------------------------ ----------------------
Common Stock, par value
   $0.01 per share...........     60,000 shares (2)            $0.86            $     51,600.00             $    6.07
-------------------------------- -------------------- ----------------------- ------------------------ ----------------------
Common Stock, par value
   $0.01 per share...........    551,882 shares (3)            $2.735             $1,509,397.27               $177.66
------------------------------------------------------------------------------------------------------ ----------------------
Total.....................................................................................................    $215.01
------------------------------------------------------------------------------------------------------ ----------------------


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)  Represents  shares  underlying  options granted under the 1996 Stock Option
     Plan.
(3) Represents shares underlying options available for grant under the 1996 Stock Option Plan.
(4)  Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Emtec, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") (File No. 0-32789) are hereby incorporated by reference and made a part of this Registration Statement:

     o The Registrant's annual report on Form 10-K for the year ended March 31, 2004;

     o The Registrant's quarterly report on Form 10-Q for the three months ended June 30, 2004;

     o The Registrant's quarterly report on Form 10-Q for the three and six months ended September 30, 2004;

     o The Registrant's current report on Form 8-K dated December 10, 2004 and filed with the Commission on December 14, 2004;

     o Item 12 in Amendment No. 2 to the Registrant's registration statement on Form 10 containing a description of the Registrant's common stock, par value $0.01 per share, filed with the Commission on August 8, 2001.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for information furnished to the Commission that is not deemed to be "filed" for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's certificate of incorporation provides that its directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

     The Registrant's certificate of incorporation and bylaws provide for the indemnification of its directors and officers and, to the extent authorized by the board in its sole and absolute discretion, employees and agents, to the fullest extent authorized by, and subject to the conditions set forth in the Delaware general corporation law, except that the Registrant will indemnify a director or officer in connection with a proceeding initiated by such personally if the proceeding was authorized by the Registrant's board. The indemnification provided under the Registrant's certificate of incorporation and bylaws includes the right to be paid the expenses, including attorneys' fees, in advance of any proceeding for which indemnification may be had, provided that the payment of such expenses incurred by a director, officer, employee or agent in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts so paid in advance if it is ultimately determined that the director of officer is not entitled to be indemnified.

     Under the Registrant's bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, against any liability asserted against the person of incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the Delaware general corporation law. The Registrant currently has director and officer liability insurance on behalf of its directors and officers in the aggregate amount of $1 million.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

   EXHIBIT
   NUMBER                          DESCRIPTION OF EXHIBIT
--------------    --------------------------------------------------------------
    4.1*          1996 Stock Option Plan,  as amended  (included as an exhibit in Registrant's Registration Statement on Form 10 filed on May 22, 2001)
    4.2*          Certificate of Incorporation,  as amended, of the Registrant
                         (included as an exhibit in Registrant's Registration Statement on Form 10 filed on May 22, 2001)
    4.3*          Amended and Restated  Bylaws of  Registrant  (included as an exhibit in Registrant's Registration Statement on Form 10 filed on May 22, 2001)
    4.4*          Certificate  evidencing shares of common stock of Registrant
                         (included as an exhibit in Registrant's Registration Statement on Form 10 filed on May 22, 2001)
    5.1           Opinion of Sonnenschein Nath & Rosenthal LLP relating to the validity of the securities
   23.1           Consent of  Baratz &  Associates,  P.A.,  Registered  Public
                         Accounting Firm
   23.2           Consent of  Sonnenschein  Nath & Rosenthal LLP (contained in
                         Exhibit 5.1)
   24.1           Power of Attorney  (Included  as  part  of  signature  page)

-------------

* The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.


ITEM 9. UNDERTAKINGS.

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and By-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trenton and State of New Jersey on this 4th day of February, 2005.

                                       Emtec, Inc.


                                       By:  /s/ John P. Howlett
                                            ------------------------------------
                                            John P. Howlett
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Howlett and Sam Bhatt, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                         TITLE                                     DATE
                                          Chairman and Chief Executive Officer (Principal
/s/ John P. Howlett                           Executive Officer)                                    February 4, 2005
--------------------------------------
John P. Howlett
                                          Vice President-Finance
                                              (Principal Financial Officer and Principal
/s/ Sam Bhatt                                 Accounting Officer)                                   February 4, 2005
--------------------------------------
Sam Bhatt
                                          President, Chief Operating Officer and Director
                                                                                                    February 4, 2005
/s/ Ronald A. Seitz
--------------------------------------
Ronald A Seitz

                                                                                                    February 4, 2005
/a/ Frank Jerd                            Director
--------------------------------------
Frank Jerd


                                                                                                    February 4, 2005
/s/ George F. Raymond                     Director
--------------------------------------
George F. Raymond


                                INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                           DESCRIPTION OF EXHIBIT
-----------    -----------------------------------------------------------------
    4.1*       1996 Stock  Option  Plan,  as amended  (included as an exhibit in
                    Registrant's Registration Statement on Form 10 filed on May 22, 2001)
    4.2*       Certificate  of  Incorporation,  as  amended,  of the  Registrant
                    (included as an exhibit in Registrant's Registration Statement on Form 10 filed on May 22, 2001)
    4.3*       Amended and Restated Bylaws of Registrant (included as an exhibit in Registrant's Registration Statement on Form 10 filed on May 22, 2001)
    4.4*       Certificate  evidencing  shares  of  common  stock of  Registrant
                    (included as an exhibit in Registrant's Registration Statement on Form 10 filed on May 22, 2001)
    5.1        Opinion of  Sonnenschein  Nath &  Rosenthal  LLP  relating to the validity of the securities
   23.1        Consent  of  Baratz  &  Associates,   P.A.,   Registered   Public
                    Accounting Firm
   23.2        Consent of  Sonnenschein  Nath  &  Rosenthal  LLP  (contained  in
                    Exhibit 5.1)
   24.1        Power of Attorney (Included as part of signature page)

--------------

* The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.